UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 14, 2007

Date of Report (Date of earliest event reported)

Wentworth Energy, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma

(State or other jurisdiction)

0-32593

(Commission File Number)

73-1599600

(IRS Employer Identification No.)

112 E. Oak Street, Suite 200, Palestine, Texas, 75801

(Address of principal executive offices)

(903) 723-0395

Registrant’s telephone number, including area code

Item 8.01  Other Events

As the Company has previously reported, on April 26, April 30 and May 1, 2007, the Company received notices of default from three of the six holders of its senior secured convertible notes (the “convertible notes”).  Between August 8, 2007 and August 13, 2007, the trustee under the deeds of trust securing the Company’s obligations under the convertible notes filed notices of foreclosure sale in the several Texas counties in which the Company’s oil and gas properties are located.  The Company received copies of these foreclosure notices on August 14, 2007, and the notices specify a foreclosure sale date of September 4, 2007.

The Company continues to be engaged in discussions with the principal holders of the convertible notes and with potential lenders and investors.  The Company has not yet been able to reach a mutually satisfactory agreement with the convertible noteholders to restructure or refinance the convertible notes, nor has the Company been able to secure sufficient funding from a third party lender or investor.  If the Company cannot successfully restructure or refinance the convertible notes prior to the scheduled foreclosure date, then the Company will likely need to file for protection under the federal bankruptcy laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 16, 2007

WENTWORTH ENERGY, INC.

/s/ John Punzo

John Punzo, CEO